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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 2/11/2021

Utilicraft Aerospace Industries, INC.
(Exact name of registrant as speciﬁed in its charter)

Nevada	333-128758	20-1990623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identiﬁcation No.)

777 Main Street, Suite 3100, Fort Worth, Texas	75032
(Address of principal executive oﬃces)	(Zip Code)

Registrant’s telephone number, including area code  (859) 266-9772

______________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02, Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers;

Effective February 11th, 2021, A meeting of the Board of Directors was held to accept the resignation of Richard Kilchesky as President, CEO, and Chairman of the Board of Directors.

Effective February 11th, 2021, Utilicraft Aerospace Industries, Inc. has appointed Edward Vakser as the new President, CEO, Chairman of the Board of Directors, Corporate Secretary, and Treasurer. Mr. Vakser is excited to get Utilicraft Aerospace Industries, Inc. current, and to start generating revenue and increasing shareholder value.

Utilicraft Aerospace Industries looks forward to the future and will update shareholders when the filings are complete and we achieve OTCBB “current status.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Utilicraft Aerospace Industries, Inc
(Registrant)

Date 2/11/2021	By:	/s/ Edward I. Vakser
	Name:	Edward I. Vakser
	Title:	Chairman/CEO, President, Director
Corporate Secretary and Treasurer

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